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                                                                    Exhibit 4.14


                          SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (this "Agreement") is dated as of January __, 2006, among Synova Healthcare Group, Inc., a Nevada corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

                                   BACKGROUND

         Subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(2) of the Securities Act (as defined below), Rule 506 promulgated thereunder, and/or Regulation S (defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, in the aggregate, up to one hundred forty (140) units (the "Units") at a price of $50,000 per Unit. Each Unit consists of (i) 25,000 shares of Common Stock and (ii) a Warrant to purchase 12,500 shares of Common Stock for $3.00 per share.

         The offers and sales of Units hereunder are being effected by the Company in connection with a concurrent offering of Units under Regulation S (defined below), which Regulation S offering shall terminate as of February 15, 2006. Where the context otherwise requires, all references to the offering of Units represented by this Agreement, or the amount of financing to be received by the Company pursuant to sales of Units hereunder, shall be deemed to include all Units sold and consideration received therefor by the Company pursuant to such Regulation S offering.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows with the intent to be legally bound:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                  "Action" shall have the meaning ascribed to such term in
Section 3.1(h).

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "Closing" means the consummation of the purchase and sale of the Units pursuant to Section 2.1.



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                  "Closing Date" means the Trading Day when all of the
Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Securities have been satisfied or waived; provided, however, that (x) with respect to a Purchaser that acquires Securities purchased hereunder in a transaction or transactions exempt pursuant to Regulation S, the Closing Date shall occur no later than February 15, 2006, and (y) with respect to all other Purchasers, the Closing Date shall occur no later than January 17, 2006.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Disclosure Schedules" means the Disclosure Schedules of the Company attached hereto as Exhibit A.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exempt Issuance" means the issuance of (a) shares of Common Stock or Common Stock Equivalents to employees, officers or directors of the Company pursuant to any equity incentive plan in effect on the date hereof or duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or conversion of any securities issued hereunder or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors of the Company.

                  "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(m).

                  "Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

                  "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

                  "Material Permits" shall have the meaning ascribed to such term in Section 3.1(k).

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                  "Person" means an individual or corporation, partnership,
trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Placement Agents" means Oceana Partners LLC and G. M. Capital Partners, Ltd.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in substantially the form of Exhibit B hereto.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities" means the Shares, the Warrants and the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

                  "Subscription Amount" means, as to each Purchaser, the amounts set forth below such Purchaser's signature block on the signature page hereto, in United States dollars and in immediately available funds.

                  "Subsidiary" shall mean each of the subsidiaries of the Company set forth on Schedule 3.1(a).

                  "Trading Day" means a day on which the Common Stock is traded on a Trading Market. If the Common Stock is not listed or quoted for trading on any Trading Market on the date in question, then Trading Day shall mean business day.

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

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                  "Transaction Documents" means this Agreement, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "Warrants" means the Common Stock Purchase Warrants described in Section 2.2(a)(iii) and in substantially the form attached hereto as Exhibit C.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, the Units set forth under each Purchaser's name on the signature pages hereto. The aggregate Subscription Amounts for Units sold hereunder shall be up to $7,000,000. Promptly (but no later than five (5) Trading Days) after satisfaction of the conditions set forth in Section 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree.

         2.2 Deliveries.

                  (a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

                           (i) this Agreement duly executed by the Company;

                           (ii) a certificate evidencing 25,000 Shares of Common
Stock registered in the name of such Purchaser for each Unit purchased by such Purchaser;

                           (iii) a Warrant, registered in the name of such
Purchaser, exercisable immediately upon issuance for a term of 5 years after issuance, pursuant to which such Purchaser shall have the right to acquire, for each Unit purchased by such Purchaser, 12,500 shares of Common Stock at an exercise price of three dollars ($3.00) per share, subject to adjustment as provided therein; and

                           (iv) the Registration Rights Agreement duly executed
by the Company.

                  (b) On the Closing Date, each Purchaser shall deliver, or cause to be delivered, to the Company the following:

                           (i) this Agreement duly executed by such Purchaser;

                           (ii) such Purchaser's Subscription Amount by wire
transfer to the account of the Company; and

                           (iii) the Registration Rights Agreement duly executed
by such Purchaser.

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         2.3 Closing Conditions.

                  (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

                           (i) the accuracy in all material respects when made
and on the Closing Date of the representations and warranties of the Purchasers contained herein;

                           (ii) all obligations, covenants and agreements of the
Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

                           (iii) the delivery by the Purchasers of the items set
forth in Section 2.2(b) of this Agreement.

                  (b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

                           (i) the accuracy in all material respects on the
Closing Date of the representations and warranties of the Company contained herein;

                           (ii) all obligations, covenants and agreements of the
Company required to be performed at or prior to the Closing Date shall have been performed;

                           (iii) the delivery of a customary legal opinion from
Blank Rome LLP, counsel to the Company, in substantially the form attached hereto as Exhibit D; and

                           (iv) the delivery by the Company of the items set
forth in Section 2.2(a) of this Agreement.

         2.4 Irrevocable Commitments. Prior to the Closing Date, the Purchasers will be delivering (i) executed signature pages to this Agreement and the other Transaction Documents to the Placement Agents (who will deliver such signature pages to the Company) and (ii) their respective Subscription Amounts, by wire transfer to the account provided below, to the Company. Each Purchaser acknowledges and agrees that, subject to applicable law, their commitments to purchase Units hereunder will be irrevocable upon delivery of their Subscription Amounts (and signature pages to the Transaction Documents) as provided above. All Subscription Amounts should be delivered by the Purchasers to the Company by wire transfer to the following account:

                           Wachovia Bank, N.A.
                           ABA#: 031201467
                           SWIFT #: PNBPUS33
                           Credit: Synova Healthcare, Inc.
                           Account: #2000012967304


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                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser.

                  (a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect"), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further corporate authorization is required by the Company in connection therewith, other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Units and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other agreement to which the Company or any Subsidiary is a party or by which any material property or material asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject, or by which any material property or material asset of the Company or a Subsidiary is bound, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement (and any documents related thereto) and any other filings with the Commission required by applicable law, or any rule, regulation or interpretation of the Commission or any division thereof with respect thereto, (ii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required by the Registration Rights Agreement, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

                  (f) Issuance of the Securities. The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions provided for in the Transaction Documents and applicable securities laws. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions provided for in the Transaction Documents and applicable securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

                  (g) Capitalization. Except as a result of the purchase and sale of the Securities under this Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right granted by the Company to participate in the transactions contemplated by the Transaction Documents. Except as (i) set forth on Schedule 3.1(g), (ii) contemplated by the Transaction Documents, or (iii) a result of the purchase and sale of the Securities, the Company has not issued any options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire,

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any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and their designees) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any agreement with the Company with respect to such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party.

                  (h) Litigation. Except as set forth on Schedule 3.1(h), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

                  (i) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect.

                  (j) Compliance. To the Company's knowledge, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal and state laws applicable to its business, except, in each case as would not have a Material Adverse Effect.

                  (k) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (including but not limited to the FDA) necessary to conduct their respective businesses, except where the failure to possess such permits would not have, or reasonably be expected to result in, a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (l) Title to Assets. The Company and the Subsidiaries have good title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of

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federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. The Company and the Subsidiaries are in substantial compliance with all leases covering real property or facilities leased by them.

                  (m) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

                  (n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (o) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(o), none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or a Subsidiary.

                  (p) Certain Fees. Except to the Persons set forth on Schedule 3.1(p), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no direct obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (q) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under
Section 5 of the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

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                  (r) Registration Rights. Except as provided on Schedule 3.1(r)
and in the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                  (s) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

                  (t) Taxes. Except for matters (i) set forth on Schedule 3.1(t), or (ii) that would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) Organization; Authority. Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which a Purchaser is a party has been duly executed by such Purchaser, and, subject to Section 2.4, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (b) Purchaser Representation. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as an investment as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities

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laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Each Person who is purchasing pursuant to Regulation S promulgated by the Commission under the Securities Act represents that he, she or it is not a "U.S. Person" as that term is defined in Regulation S and agrees to be bound by all of the terms and conditions of Regulation S.

                  (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (f) Relationship to Company; Access to Information. The Purchaser either has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or, by reason of Purchaser's business or financial experience, the Purchaser has the capacity and has taken all steps necessary to protect the Purchaser's own interests in connection with an investment in the Securities. The Purchaser has received and read or reviewed with his Purchaser Representative, if any, and represents that he is familiar with this Agreement, the other Transaction Documents, the Disclosure Schedules and the other documents delivered to the Purchaser as part of the offering of the Securities. The Company has made available to the Purchaser such information and documents regarding the Company as Purchaser deems necessary to enable him to make an informed decision concerning the purchase of the Securities and the Company has provided answers to all of Purchaser's questions relating to this investment in the Securities. The Purchaser acknowledges that no federal or state agency has made any finding or determination as to the fairness of the offering for investment or any recommendation or endorsement of the Securities.

                  (g) Purchaser's Liquidity. The Purchaser has adequate means of providing for the Purchaser's current needs and personal contingencies and has no need for liquidity in connection with the investment in the Securities. The Purchaser acknowledges that the Purchaser must bear the economic risk of investment in the Securities for an indefinite period of time, and that the Purchaser could sustain a loss of the Purchaser's entire investment in the Securities without materially impairing the Purchaser's financial wherewithal. The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the net worth of the Purchaser, and the Purchaser's investment in the Securities will not cause such overall commitment to become excessive.

                  (h) Short Sales. Without limiting anything in Article IV, each Purchaser represents that from the date it was notified of the transactions contemplated hereby until the Closing, neither it nor any Person over which the Purchaser has direct control, have made, or will make, any net short sales of, or granted, or will grant, any option for the purchase of, or entered into any hedging or similar transaction with the same economic effect as a net short sale in the Common Stock. Each Purchaser, severally and not jointly with the other Purchasers, understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" with the Securities purchased hereunder prior to the Effective Date is a violation of Section 5 of the Securities Act. Accordingly, each Purchaser hereby agrees not to use any of the Securities to cover any short sales prior to the Effective Date. Additionally, each Purchaser, severally and not jointly with the other Purchasers, agrees to comply in all respects with Regulation M under the federal securities laws.

                  (i) Special Representations for Regulation S Purchasers. Each Purchaser who is purchasing Securities hereunder pursuant to Regulation S promulgated by the Commission under the Securities Act hereby makes the following additional representations and warranties to the Company:

                           (i) It understands and acknowledges that the
Securities have not been registered under the Securities Act or any other applicable securities laws, and the Securities may not be sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities law or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth in (iii) below.

                           (ii) It is a person that, at the time the buy order
for the Securities was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S.

                           (iii) It acknowledges that it will offer, sell or
otherwise transfer the Securities, prior to the date which is two years after the later of the original issue date hereof and the last date on which the Company or any affiliate of the Company was the owner of any of the Securities (or any predecessor of the Securities), only (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the Requirements of Rule 904 under the Securities Act, or (D) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any offer, sale or transfer pursuant to clause (C) or (D) to require the delivery of an opinion of counsel, certificates and/or other information reasonably satisfactory to the Company.

                           (iv) It agrees that it will not engage in hedging
transactions involving the Securities unless such transactions are in compliance with the Securities Act.

                           (v) If it is a "dealer" or a person "receiving a
selling concession fee or other remuneration" within the meaning of Regulation S under the Securities Act, it acknowledges that until the expiration of the one-year "restricted period" within the meaning of Rule 903 of Regulation S under the Securities Act, any offer or sale of the Securities shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(k) of the Securities Act.

                           (vi) It acknowledges that the Company and others will
rely upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that, if any of the representations, warranties and agreements made by Purchaser of the Securities are no longer accurate, it shall promptly notify the Company.

                  (j) Indemnification Representations of Purchaser. Each Purchaser represents and warrants that none of the representations or warranties made by the Purchaser herein ("Purchaser Statements") contain any false or misleading statement or omit to state a material fact. The Purchaser shall indemnify the Company to the extent the Company incurs or suffers any damage, expenses, loss, claim, judgment or liability resulting from the Company's reliance upon any Purchaser Statement that is false or misleading.

                  (k) Additional Representations and Warranties of Purchasers.

                           Each Purchaser represents and warrants that:

                           (i) Purchaser has received, has carefully read and
understands the Risk Factors attached hereto as Exhibit E;

                           (ii) Purchaser has been furnished with all additional
documents and information which Purchaser has requested;

                           (iii) Purchaser has had the opportunity to ask
questions of, and received answers from, the Company concerning the Company and the Securities and to obtain any additional information necessary to verify the accuracy of the information furnished;

                           (iv) Purchaser has relied only on the foregoing
information and documents in determining to make an investment in the Securities;

                           (v) The documents and information furnished by the
Company to the Purchasers in connection with the offering of the Securities do not constitute investment, accounting, legal or tax advice, and Purchaser is relying on its own professional advisers for such advice;

                           (vi) All documents, records and books pertaining to
Purchaser's investment have been made available for inspection by Purchaser and by Purchaser's attorney, and/or Purchaser's accountant and/or Purchaser's purchaser representative;

                           (vii) Purchaser understands, acknowledges and agrees
that the Company is relying solely upon the representations and warranties of the Purchasers made herein in determining to sell Purchaser the Securities;

                           (viii) The Purchaser has not paid or given any
commission or other remuneration in connection with the purchase of the Securities;

                           (ix) The Purchaser understands the meaning and legal
consequences of the foregoing representations and warranties. The Purchaser certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the purchase of the Securities;

                           (x) The Purchaser has not traded in securities of the
Company in violation of Rule 10b-5 under the Exchange Act or any other federal or state insider trading or anti-fraud securities law.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

                  (a) The Purchasers acknowledge and agree that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in substantially the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)),
(i) following any sale of such Shares or Warrant Shares pursuant to Rule 144,
(ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and
(iv) in the case of (i) and (ii) above, if the registered owner of such certificate delivers an appropriate representation letter to the Company and its counsel. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a replacement certificate representing such Securities that is free from such legends.

                  (d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (e) Notwithstanding anything contained herein to the contrary, and in addition to any other legends required by law or hereunder, Securities purchased hereunder in reliance on Regulation S promulgated by the Commission under the Securities Act shall be imprinted with a legend in substantially the following form:

                  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO

                  ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS AND COMPLY WITH THE SECURITIES ACT.

         Notwithstanding anything contained herein to the contrary, the Company will not, and is not permitted to, register the transfer of any Securities sold hereunder on the Company's books or records, unless such Securities have been transferred in accordance with or pursuant to (A) the provisions of Regulation S, (B) a registration statement declared effective by the Commission or (C) another available exemption from registration under the Securities Act.

         4.2 Furnishing of Information. From and after the Effective Date of the Registration Statement, as long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on or before the second Trading Day following the Closing Date, issue a press release reasonably acceptable to the Placement Agents (on behalf of the Purchasers) disclosing the material terms of the transactions contemplated hereby. Except as required by applicable law, the Company and the Placement Agents (on behalf of the Purchasers) shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agents or any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Placement Agents (on behalf of the Purchasers), with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will copy________________________ on all correspondence delivered by the Company to the Placement Agents under this Section.

         4.4 Indemnification of Purchasers. Subject to the provisions of this
Section 4.4, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements (subject to the provisions below), court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against a Purchaser, or any of their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser or any other Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel (assuming an obligation to so assume the defense) or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed, or (ii) to the extent, but only to the extent that a loss, claim, damage, judgment or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

         4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

         4.6 Listing of Common Stock. The Company hereby agrees to use reasonable commercial efforts as soon as reasonably practicable following the Effective Date to list all of the Shares and Warrant Shares on the OTC Bulletin Board. After the Company's Common Stock is accepted for listing and/or trading on the OTC Bulletin Board, and for at least a period of two years thereafter, the Company will use reasonable commercial efforts to continue the listing and trading of its Common Stock on the OTC Bulletin Board or other Trading Market.

         4.7 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the

Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Company and the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

         4.8 Participation in Future Financing. From the Closing Date until six
(6) months after the Effective Date, upon any equity financing by the Company of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Purchaser shall have the right to participate, on a pro rata basis, in up to 50% of such Subsequent Financing (the "Participation Maximum"). At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser, subject to the Purchaser's agreement to keep such information confidential, a written notice of its intention to effect a Subsequent Financing (a "Subsequent Financing Notice"), which Subsequent Financing Notice shall provide a summary of the details of such financing, including, the amount of proceeds intended to be raised thereunder and a general description of the Person(s) with whom such Subsequent Financing is proposed to be effected. If a Purchaser desires to exercise its rights under this section and to participate in such Subsequent Financing, it shall deliver notice to such effect to the Company within three (3) Trading Days after the date the Subsequent Financing Notice is delivered. If by 6:30 p.m. (New York City time) on the third Trading Day after delivery of the Subsequent Financing Notice to each of the Purchasers, notifications by the Purchasers of their willingness to participate in the Subsequent Financing is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Participation Maximum (as well as the remaining portion of the Subsequent Financing) on the terms and to the Persons set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such third Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 Trading Days after the date of the initial Subsequent Financing Notice. Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of an Exempt Issuance.

         4.9 Subsequent Equity Sales.

                  (a) Anti-Dilution. If at any time that a Purchaser is still holding shares of Common Stock purchased hereunder, the Company shall issue (other than Exempt Issuances) any Common Stock or Common Stock Equivalents to any other person or entity at a price per share less than $2.00 (taking into account both the initial price and any exercise price in the case of a convertible security), without the consent of each Purchaser then holding Common Stock purchased hereunder, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Purchaser then-holding shares of Common Stock purchased hereunder so that the weighted average per share purchase price of the shares of Common Stock issued to the Purchaser hereunder (of only the Common Stock purchased hereunder and still owned by the Purchaser) is equal to such other lower price per share, but not less than the par value of the Common Stock. The delivery to the Purchaser of the additional shares of Common Stock pursuant to this Section shall be promptly after the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock under this Section. For purposes of the issuance and adjustment described in this paragraph, the issuance of any Common Stock Equivalents shall result in the issuance of the additional shares of Common Stock upon the issuance of such Common Stock Equivalents. If the Company issues additional shares of Common Stock to a Purchaser under this Section, such Purchaser shall be entitled to "piggy-back" registration rights with respect to such shares of Common Stock pursuant to, and in accordance with, Section 6(e) of the Registration Rights Agreement; provided, however, that such "piggy-back" registration rights shall not apply with respect to the Registration Statement. Notwithstanding anything contained herein to the contrary, this Section only applies to issuances made by the Company during the six (6) month period following the Effective Date. The rights of the Purchasers set forth in this Section are in addition to any other rights the Purchasers have pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

                  (b) No Variable Rate Transactions. In addition to the limitations set forth herein, from the Closing Date until one (1) year after the Effective Date, the Company shall be prohibited from effecting or enter into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" (as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities.

                  (c) Subsequent Financing Block. If the Purchasers invest an aggregate of at least $5,000,000 in connection with their Unit purchases hereunder, then from the Closing Date until the date that is six (6) months after the Effective Date, without the consent of Purchasers who hold in the aggregate more than fifty (50%) percent of Shares purchased under this Agreement and then outstanding, the Company shall not issue shares of Common Stock or Common Stock Equivalents, other than Exempt Issuances; provided however, the six
(6) months period shall be extended for the number of Trading Days during such period in which (a) trading in the Common Stock is suspended by any Trading Market, or (b) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares and Warrant Shares.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or email (if provided by the Purchaser) to the email address set forth on the signature pages hereto, in each case, prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or email (if provided by the Purchaser) to the email address set forth on the signature pages hereto, in each case, on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchasers holding a majority of the Shares purchased hereunder and then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

         5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction

Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         5.9 Survival. The representations and warranties of the Company herein shall survive for a period of eighteen (18) months after the Closing.

         5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, and subject to Section 2.4, shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon timely written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

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
         5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            Address for Notice:

SYNOVA HEALTHCARE GROUP, INC.               SYNOVA HEALTHCARE GROUP, INC.
                                            Rose Tree Corporate Center
                                            1400 N. Providence Road
By:_________________________________        Suite 6010, Building II
     Name:  Stephen E. King                 Media, PA 19063
     Title: Chief Executive Officer



With a copy to (which shall not constitute notice)

BLANK ROME LLP
One Logan Square
Philadelphia, PA  19103
Attention: Alan L. Zeiger, Esquire







                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

                          [PURCHASER SIGNATURE PAGES TO
                      SYNOVA SECURITIES PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:______________________________________________________

Signature of Authorized Signatory of Investing Entity:_________________________

Name of Authorized Signatory:__________________________________________________

Title of Authorized Signatory:_________________________________________________

Email Address of Authorized Entity:____________________________________________



Address for Notice of Investing Entity:







Address for Delivery of Securities for Investing Entity (if not same as above):





Subscription Amount:

Units:

EIN Number:







                           [SIGNATURE PAGES CONTINUE]


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